EXHIBIT 10.10

FORM OF

FIRST AMENDMENT TO CRUDE PETROLEUM SUPPLY AGREEMENT

This FIRST AMENDMENT TO CRUDE PETROLEUM SUPPLY AGREEMENT (this "Amendment") dated effective this ____. __, 2022 (the "Amendment Date") is by and between SILVER FUELS DELHI, LLC, a Louisiana limited liability company ("SFD"), and WHITE CLAW CRUDE, LLC, a Texas limited liability company ("White Claw"). Capitalized terms used but not defined here shall have the meanings set forth in that certain Crude Petroleum Supply Agreement dated effective January 1, 2021, by and between SFD and White Claw (the "Agreement").

WHEREAS, the Parties desire to amend the Agreement in part as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth below, the Parties hereby agree as follows:

1.	AMENDMENT

(a)	The "Quantity" term of Section 3(a) of the Agreement is hereby amended, modified and replaced in its entirety as follows:

"QUANTITY:                                  "Greater than or equal to 1,000 Sourced Barrels per day, which may be delivered in either White Claw Barrels or Third Party Barrels. If the average Sourced Barrels delivered per month is less than 1,000 Sourced Barrels per day, then White Claw will pay SFD $5.00 per barrel of the deficient quantity multiplied by the number of days in the respective month."

(b)	The "Price" term of Section 3(a) of the Agreement is hereby amended, modified and replaced in its entirety as follows:

"PRICE:                                               "The price of White Claw Barrels shall be calculated as:

"(1) White Claw's cost, including:

(A) the purchase price paid to third parties for Crude Petroleum;

(B) the cost of direct and third-party logistics services and transportation necessary or incidental to delivering Crude Petroleum to the Terminal; and

(C) the cost of fees and interest for cash and letters of credit necessary or incidental to purchasing Crude Petroleum (collectively with A and B, the 'Seller Cost').”

"The price of Third Party Barrels to be remitted to third parties, and not to White Claw, shall be calculated as:

(A)	the Third Party Cost."

(c)	The following new capitalized terms are hereby added and appended to Section 1 of the Agreement as follows:

"3P Margin" has the meaning set forth in the Section 3(a) 'Profit and Loss Sharing' provision.

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"Seller Cost" has the meaning set forth in the Section 3(a) 'Price' provision.

"SFD Margin" has the meaning set forth in the Section 3(a) 'Profit and Loss Sharing' provision.

"Sourced Barrels" means White Claw Barrels and Third Party Barrels.

"Third Party Barrels" means Barrels delivered to SFD as a result of Transactions.

“Third Party Barrels Third Party Sales Price” has the meaning set forth in the Section 3(a) 'Profit and Loss Sharing' provision.

"Third Party Cost" means the cost of purchasing Third Party Barrels pursuant to the terms and provisions of a Trade Contract and/or Transaction between a Transaction Party and SFD.

"Trade Contracts" means one or more written contracts or agreements for the physical purchase, sale or exchange of Crude Petroleum by and between SFD and third parties sourced by White Claw.

"Transaction(s)" means each such physical purchase, sale, exchange and delivery of Crude Petroleum from time to time pursuant to a Trade Contract sourced by White Claw.

"Transaction Party" has the meaning set forth in Section 3(e).

"White Claw Barrels" means Barrels of Crude Petroleum sold by White Claw to SFD hereunder.

“White Claw Barrels Third Party Sales Price” has the meaning set forth in Section 3(a) 'Profit and Loss Sharing' provision.

(d)	The following new terms are hereby added and appended to Section 3(a) of the Agreement as follows:

"PROFIT & LOSS SHARING:        "In the event that the price at which SFD sells White Claw Barrels to third parties (the 'White Claw Barrels Third Party Sales Price') minus the Seller Cost (the 'SFD Margin') is positive, but less than $5.00 per barrel, White Claw will pay SFD $5.00 minus the SFD Margin, which amount shall be multiplied by the number of barrels associated with the sale.

"In the event the SFD Margin is positive, but greater than $5.00 per barrel, SFD will pay White Claw a profit sharing payment in the amount equal to 10% of the SFD Margin minus $5.00 per barrel, which amount shall be multiplied by the number of barrels associated with the sale.

"In the event the SFD Margin is negative, White Claw will pay SFD the sum of the SFD Margin plus $5.00, which amount shall be multiplied by the number of barrels associated with the sale.. For purposes of the foregoing calculation, the SFD Margin shall be treated as a positive number.

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"In the event that the price at which SFD sells Third Party Barrels to third parties (the Third Party Barrels Third Party Sales Price’) minus the Third Party Cost (the '3P Margin') is positive, but less than $5.00 per barrel, White Claw will pay SFD $5.00 minus the 3P Margin, which amount shall be multiplied by the number of barrels associated with the sale.

"In the event the 3P Margin is positive, but greater than $5.00 per barrel, SFD will pay White Claw a profit sharing payment in the amount equal to 10% of the 3P Margin minus $5.00 per barrel, which amount shall be multiplied by the number of barrels associated with the sale.

"In the event the 3P Margin is negative, White Claw will pay SFD the sum of the 3P Margin plus $5.00, which amount shall be multiplied by the number of barrels associated with the sale. For purposes of the foregoing calculation, the 3P Margin shall be treated as a positive number."

(e)	The following new Section 3(e) is hereby added and appended to the Agreement as follows:

"(e) Third Party Barrels, Non-Circumvention, and Anti-Washout Provisions. During the Term of this Agreement, White Claw may consult with SFD and may submit names, contact information, and arrange for SFD's introduction to third party sellers and purchasers of Crude Petroleum (each,introduced party, a 'Transaction Party') for the purposes of facilitating SFD entering into and performing one or more Trade Contracts and/or Transactions with such Transaction Party. White Claw shall determine, from time to time and in its sole and absolute discretion, whether to facilitate the entering into of one or more Trade Contracts and/or Transactions between the Transaction Party and SFD. SFD shall provide White Claw with copies of all Trade Contracts and sufficient records of all Transactions contemplated by this Agreement; provided, however, that all such records, documents and related information shall remain confidential pursuant to this Section 4 of this Agreement. This Agreement, and the monies due and payable to White Claw by SFD, shall apply to each and every extension, renewal, or modification of each and every Trade Contract and/or Transaction subject to this Agreement, and to any new Trade Contract or Transaction with a Transaction Party executed, entered into, and/or performed during the Term of this Agreement. During the Term, SFD acknowledges and agrees that it shall not, directly or indirectly, engage in any action the effect of which would be to avoid, reduce, or circumvent White Claw with regard to any material economic benefit due under this Agreement as a result of a Trade Contract, Transaction, or Transaction Party, or any and all opportunities and business relationships contemplated under this Section 3(e). During the Term of this Agreement, SFD agrees not to independently solicit any Transaction Party for any Transaction(s) or Trade Contract(s) without White Claw's advance knowledge and written consent, which may be withheld or denied in White Claw's sole discretion. SFD acknowledges and agrees that the facilitation of Trade Contracts and/or Transactions, and all such opportunities and potential business relationships arising out of or relating thereto, are valuable assets of White Claw, and are being provided in exchange for valuable consideration."

(f)	The following new Section 7(l) is hereby added and appended to the Agreement as follows:

"(l) The definition of 'Invoice' in Section R of the Conoco GTCs is hereby amended, modified and replaced in its entirety to read as follows:

" 'Invoice' means a statement setting forth at least the following information: the date(s) of delivery under the transaction; the location(s) of delivery; the volume(s); price(s), including a line-item detail of the calculations set forth in Section 3(a) of the Agreement; the specific gravity and gravity adjustments to the price(s) (where applicable); and the term(s) of payment."

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2.	MISCELLANEOUS

(a)	Ratification. Except as provided and amended herein, the Agreement is otherwise ratified, adopted and confirmed in its entirety by the Parties.

(b)	Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties regarding the subject matter contemplated herein and supersedes and replaces any prior and contemporaneous communications, understandings and agreements between the Parties related to such subject matter, whether written or verbal, express or implied.

(c)	Counterparts. This Amendment may be executed in one or more counterparts, including multiple signature pages, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

[Signature page(s) to follow.]

[The remainder of this page is intentionally blank.]

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IN WITNESS WHEREOF, this Amendment is executed and entered into by the authorized representatives of the Parties to be effective as of the Amendment Date.

SFD:

SILVER FUELS DELHI, LLC, a Louisiana limited liability company

By: ______________________________

Name: ___________________________

Title: ____________________________

Date: _____________________________

WHITE CLAW:

WHITE CLAW CRUDE, LLC, a Texas limited liability company

By: JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company, its Manager

By: ______________________________

Name: James Ballengee

Title: Manager

Date: ____________________________

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